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                                                                    EXHIBIT 10.3
                              RETENTION AGREEMENT
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     THIS RETENTION AGREEMENT ("Agreement") is made and entered into this 23/rd/
day of April 1999 by and between __________________ ("Employee") and VENCOR, INC., a Delaware corporation ("Vencor" or "the Company").

     RECITALS:
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     A.  Vencor recognizes the substantial contribution made by Employee to the
Company and desires to encourage Employee to remain employed by the Company for a minimum period commencing on the date hereof and continuing through December 31, 1999 (the "Minimum Period").

     B. Employee is willing to remain an employee of Vencor for the Minimum Period in exchange for certain consideration, set forth below, the receipt and sufficiency of which is hereby acknowledged.

     NOW, THEREFORE, the parties hereby agree as follows:

     AGREEMENT:
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     1.  Employment.  Employee agrees to remain employed by the Company for the
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Minimum Period, subject to the provisions of Sections 5 and 6 below (the
"Employment Term").

     2.  Put Right.  Vencor agrees that, effective the date hereof, Employee has
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the right to put the 6% Series A Non-Voting Convertible Preferred Stock (the
"Preferred Stock") owned by Employee back to the Company at par at any time following the expiration of the fifth anniversary of the sale of the Preferred Stock (the "Put Right").

     3.  Right of Offset.  In the event that the Company is unable or unwilling
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to discharge its obligation to purchase the Preferred Stock following Employee's exercise of the Put Right, Vencor agrees that any amount due to Employee pursuant to the Put Right shall be treated as an offset against any amounts owed by Employee to the Company under his or her Promissory Note dated September 28, 1998 (the "Preferred Stock Loan").

     4.  Interest.  Vencor further agrees that if the average closing price of
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the Company's common stock for the 90 days prior to any interest payment date for interest due under the Preferred Stock Loan is less than $8.00, such interest payment shall be forgiven. For purposes of this Section, the $8.00 stock price shall be equitably adjusted as required to reflect any changes in the Company's capital structure on terms consistent with those adjustments contemplated in the Company's Restated Certificate of Incorporation as of May 1, 1998.

     5.  Deemed Employment.  Employee shall forfeit the Put Right if he or she
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leaves the employ of the Company prior to December 31, 1999; provided, however,
Employee shall be deemed to have satisfied the employment requirement of this Agreement if prior to December 31, 1999, Employee's employment is terminated by the Company for other than
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"Cause." For purposes of this Agreement, "Cause" shall be defined as the
Employee's (i) conviction of or plea of nolo contendere to a crime involving moral turpitude; or (ii) willful and material breach by Employee of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates, but with respect to (ii) only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Employee and his attorney an opportunity to be heard by the Board.

     6.  Window Period.  If any "Window Period," as defined in Employee's
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Change-in-Control Severance Agreement (the "Severance Agreement"), occurs during the "Employment Term," such "Window Period" shall be deemed to have occurred immediately following the Employment Term for purposes of the Severance Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 VENCOR, INC.


                                 By:_________________________



                                 _____________________________
                                 Employee